UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report
(Date of earliest
event reported):  July 21, 2014


J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C10
(Exact name of issuing entity as specified in its charter)


J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)


JPMorgan Chase Bank, National Association
CIBC Inc.
Redwood Commercial Mortgage Corporation
(Exact name of sponsor(s) as specified in its charter)


New York                       333-165147-06            38-3900613
(State or other                (Commission              38-3903307
jurisdiction                   File Number)             38-7092917
of Incorporation)                                    (IRS Employer
                                               Identification No.)

c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02 - Change of Servicer or Trustee.

Pursuant to Section 7.01(d) of the Pooling and Servicing Agreement (the "PSA") relating to the issuing entity known as J.P Morgan Chase Commercial Mortgage Securities Trust 2013-C10, the Directing Certificateholder (as defined in the
PSA) under the PSA removed CWCapital Asset Management LLC ("CWCAM"), as special servicer under the PSA, and appointed C-III Asset Management LLC ("C-III"), as the successor special servicer under the PSA. The removal of CWCAM as special servicer and appointment of C-III as successor special servicer under the PSA was effective as of July 21, 2014. Pursuant to Section 7.01(d) of the PSA, at any time prior to the occurrence and continuance of a Control Event (as defined in the PSA), the Directing Certificateholder under the PSA is entitled to terminate the rights and obligations of the existing special servicer, with or without cause, and appoint the successor special servicer under the PSA in accordance with Section 7.02 of the PSA. A description of the terms and conditions of the pooling and servicing agreement regarding the servicing of the mortgage loans is included in the Prospectus Supplement (SEC File Number 333-165147-06) filed by the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C10 with the Securities and Exchange Commission on March 11, 2013 pursuant to Rule 424(b)(5) (and incorporated by reference herein).

C-III Asset Management LLC ("C-III") is a limited liability company organized under the laws of the state of Delaware and is a wholly-owned subsidiary of C-III Capital Partners LLC. The principal offices of C-III are located at 5221
N. O'Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

C-III has a special servicer rating of CSS 1- from Fitch and MOR CS 1 from Morningstar Credit Ratings LLC. C-III is also on S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of June 30, 2014, C-III was the named special servicer in approximately 126 transactions representing approximately 11,165 commercial real estate loans, with an aggregate stated principal balance of approximately $116.218 billion.
Of those 126 transactions, 123 are commercial mortgage-backed securities transactions representing approximately 11,105 commercial real estate loans, with an aggregate stated principal balance of approximately $115.5 billion. The remaining three transactions are made up of three CDOs. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, the Virgin Islands and Puerto Rico. With respect to such transactions, as of such date, the special servicer was administering approximately 505 assets with a stated principal balance of approximately $6.5 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June 30, 2014, C-III has resolved 3,890 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $37.42 billion. C-III has not made an advance on the overall servicing portfolio for the past three years.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Depositor)

/s/ Kunal K. Singh
Kunal K. Singh, Executive Director

Date: July 24, 2014